Exhibit 24.1

LIMITED POWER OF ATTORNEY

The undersigned, does hereby authorize and designate Josh Schneiderman or Eileen Uy, each with right to substitute and resubstitute, but for only so long as each of them is an employee of Snell & Wilmer L.L.P., to sign and file on the undersigned’s behalf (i) the application for the required Securities and Exchange Commission (“SEC”) electronic CIK/CCC codes and (ii) any and all Forms 3, 4 and 5 and Forms 144 relating to equity securities of TILT Holdings Inc. (the “Company”) with the SEC pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934 (“Section 16”) and Rule 144 under the Securities Act of 1933, as amended. This authorization, unless earlier revoked in writing, shall be valid until the undersigned’s reporting obligations under Section 16 and Rule 144 with respect to equity securities of the Company shall cease. All prior such authorizations are hereby revoked.

Signed and acknowledged:

/s/ Mark Scatterday
Mark Scatterday
Dated: February 27, 2023